UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): January 23, 2009

RxElite, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52454	90-0366910
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1404 North Main Street, Suite 100 Meridian, Idaho	83642
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2009, RxElite, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Piramal Healthcare, Inc. (the “Purchaser”).  Pursuant to the Stock Purchase Agreement, the Company sold 100% of the issued and outstanding capital stock (the “Shares”) of RxElite Holdings Inc. (“Holdings”), a wholly owned subsidiary and the inhalation anesthetic gas distribution arm of the Company to the Purchaser (the “Disposition”) for a gross purchase price (the “Purchase Price”) of $4,154,000.  $900,000 of the Purchase Price will be held in an escrow account pending resolution of certain disputed claims, pursuant to the terms of an Escrow Agreement among the Company, the Purchaser and Citibank, N.A., dated as of January 27, 2009 (the “Escrow Agreement”).

Immediately prior to the Disposition, the Company and Holdings entered into an Assignment and Assumption of Assigned Contracts Agreement dated as of January 27, 2009 (“Assignment and Assumption Agreement”), whereby the Company assigned  to Holdings all contracts related to the inhalation anesthetic gas distribution business and Holdings assumed liabilities and obligations arising from such contracts.  Holdings also transferred to the Company certain assets and liabilities pursuant to a Bill of Sale and Assignment between the Company and Holdings dated as of January 27, 2009 (the “Bill of Sale and Assignment”).

Pursuant to an Assignment, Assumption and Release Agreement, dated as of January 27, 2009, among the Company, Holdings and Purchaser (the “Purchaser Assignment, Assumption and Release Agreement”), the Company assigned to Holdings and was released from the Loan and Security Agreement, dated as of May 30, 2008, by and between the Company and an affiliate of Purchaser and certain related agreements including a junior secured promissory note of the Company in the original principal amount of $3,000,000 that was held by Purchaser (the “Purchaser Note”).

The Company, Holdings, Castlerigg Master Investments Ltd. (“Castlerigg”) and the Purchaser entered into a Consent and Release Agreement, dated as of January 27, 2009 (the “Lender Consent and Release”), under which, at the closing of the Disposition, $1,800,000 of the Purchase Price was paid to Castlerigg in partial repayment of the Company’s senior secured promissory note in the original principal amount of $10,500,000 (the “Senior Loan”) held by Castlerigg, and $646,069 of the Purchase Price was deposited into a blocked account of the Company as proceeds of collateral to be held as further cash collateral for the Senior Loan.  Pursuant to the Lender Consent and Release, among other things, Castlerigg consented to the Disposition and released and terminated Holdings’ obligations as a guarantor of the Senior Loan and Castlerigg’s security interests and pledge of the Shares and assets related to the business sold.

The foregoing descriptions of the Stock Purchase Agreement, the Escrow Agreement, the Assignment and Assumption Agreement, the Bill of Sale and Assignment, the Purchaser Assignment, Assumption and Release Agreement and the Lender Consent and Release are qualified in their entirety by reference to the respective copies of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The Company had entered into an Intercreditor and Subordination Agreement with Castlerigg, Holdings and the Purchaser, dated as of May 30, 2008 (the “Intercreditor Agreement”), pursuant to which the Purchaser Note was fully and unconditionally subordinated to the Senior Loan.  Upon closing of the Disposition on January 27, 2009, as further described in Item 1.01, the Intercreditor Agreement was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 is hereby incorporated into this Item 2.01 by reference.

Item 8.01.	Other Events.

In connection with the Disposition, the Company terminated its Commercial Lease – Triple Net and Option to Purchase Agreement with RS Hosac, Inc. (“Hosac”), dated as of April 20, 2007 and as amended to date (the “Lease Agreement”).  On January 23, 2009, the Company, Holdings and Hosac entered into a Settlement Agreement and Mutual Release (the “Hosac Release”) and a related rescission agreement, pursuant to which the parties rescinded the Lease Agreement, and Hosac, on the one hand, and the Company and Holdings, on the other hand, exchanged mutual general releases.  Holdings and the Company waived their rights to claim return of a $625,000 security deposit.

On January 27, 2009, the Company and Piramal Healthcare Limited, an affiliate of the Purchaser, issued a joint press release announcing the Disposition.  On January 28, 2009, the Company issued a press release announcing the Disposition.  The press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, between RxElite, Inc. and Piramal Healthcare, Inc., dated as of January 27, 2009.

10.2	Escrow Agreement, among RxElite, Inc., Piramal Healthcare, Inc. and Citibank, N.A., dated as of January 27, 2009.

10.3	Assignment and Assumption of Assigned Contracts Agreement, between RxElite, Inc. and RxElite Holdings Inc., dated as of January 27, 2009.

10.4	Bill of Sale and Assignment by and between RxElite, Inc. and RxElite Holdings Inc., dated as of January 27, 2009.

10.5	Assignment, Assumption and Release Agreement by and among RxElite, Inc., RxElite Holdings Inc. and Piramal Healthcare, Inc., dated as of January 27, 2009.

10.6	Consent and Release Agreement by and among RxElite, Inc., RxElite Holdings Inc. and Castlerigg Master Investments Ltd., dated as of January 27, 2009.

99.1	Joint Press Release issued by RxElite, Inc. and Piramal Healthcare Limited on January 27, 2009.

99.2	Press Release issued by RxElite, Inc. on January 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXELITE, INC.

Dated: January 29, 2009	By:	/s/ Shannon M. Stith
Name: Shannon M. Stith
Title: Vice President of Finance